UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐Preliminary Proxy Statement
☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒Definitive Proxy Statement
☐Definitive Additional Materials
☐Soliciting Material Pursuant to Rule 14a-12
Gemini Space Station, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check all applicable boxes):
☒No fee required
☐Fee paid previously with preliminary materials
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11
Gemini Space Station, Inc.
600 Third Avenue, 2nd Floor
New York, New York 10016
April 30, 2026
Dear Stockholder:
You are cordially invited to attend Gemini Space Station Inc.’s 2026 Annual Meeting of Stockholders on Monday, June 15, 2026,
at 12:00 p.m., Eastern Time. The 2026 Annual Meeting of Stockholders will be held in a virtual format online at
www.virtualshareholdermeeting.com/GEMI2026.
The matters to be acted on at the 2026 Annual Meeting of Stockholders are described in the enclosed notice and proxy statement.
Your vote is important to us. Even if you plan on attending the 2026 Annual Meeting of Stockholders, we encourage you to vote your shares in advance to ensure that your vote will be represented at the meeting. To vote in advance of the meeting, you may vote online, as instructed in the attached proxy statement, or by completing, signing and returning the proxy card that is provided. You may revoke your proxy at any time before your shares are voted at the 2026 Annual Meeting of Stockholders. See the attached proxy statement for more detailed information.
We look forward to receiving your proxy and we appreciate your support.
Onward,
/s/ Tyler Winklevoss
Tyler Winklevoss
Co-Founder, Chief Executive Officer and Director
Gemini Space Station, Inc.
600 Third Avenue, 2nd Floor
New York, New York 10016
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 15, 2026
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You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Gemini Space Station, Inc. (the
“Company”) to be held on Monday, June 15, 2026, at 12:00 p.m. Eastern Time, online at https://www.virtualshareholdermeeting.com/
GEMI2026.
At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:
1.Election of six directors to serve for a one-year term of office expiring at the 2027 annual meeting of stockholders;
2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.Any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of
Stockholders.
The board of directors has fixed the close of business on April 20, 2026, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Your vote is very important to the Company and all proxies are being solicited by the Board. So, whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing https://www.proxyvote.com or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. Please note that all votes cast online must be cast prior to 11:59 p.m., Eastern Time, on June 14,
2026.

By Order of the Board of Directors,
/s/ Kate Freedman
Kate Freedman
Corporate Secretary and Interim General Counsel
April 30, 2026
New York, New York
i

Gemini Space Station, Inc.
600 Third Avenue, 2nd Floor
New York, New York 10016
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PROXY STATEMENT
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INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS
Internet Availability of Proxy Materials
We are furnishing our proxy materials to stockholders of Gemini Space Station, Inc. (“Gemini” or the “Company”) in connection with the solicitation of proxies for use at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Monday, June 15, 2026, at 12:00 p.m. Eastern Time, online at https://www.virtualshareholdermeeting.com/GEMI2026. This solicitation of proxies is made on behalf of our board of directors (the “Board”).
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we are furnishing our proxy materials, including this proxy statement and our annual report, to our stockholders primarily via the Internet. On or about April 30, 2026, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains instructions on how to access our proxy materials on the Internet. The Notice also contains instructions on how to vote via the Internet. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on Monday, June 15, 2026
This proxy statement and our annual report are available at proxyvote.com
What Are You Voting On?
You will be asked to vote on the following proposals at the Annual Meeting:
1.Election of six directors to serve for a one-year term of office expiring at the 2027 annual meeting of stockholders;
2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.Any other matter that properly comes before the Annual Meeting or any postponement or adjournment thereof.
Who Can Vote?
At the close of business on April 20, 2026 (the “Record Date”), there were 43,999,845 shares of our Class A common stock, par value $0.001 per share (“Class A Common Stock”), and 75,126,784 shares of our Class B common stock, par value $0.001 per share
(“Class B Common Stock,” and together with the Class A Common Stock, “Common Stock”) issued and outstanding, respectively.
Only holders of record of our Common Stock as of the close of business on the Record Date are entitled to vote at the Annual
Meeting. Each share of Class A Common Stock is entitled to one vote on each matter. Each share of Class B Common Stock is entitled to ten votes on each matter. The Class A Common Stock and Class B Common Stock vote together as a single class on the matters described in this proxy statement. In addition to holders of record of Common Stock, beneficial owners of shares of Common
Stock held in “street name” as of the Record Date can vote by following the instructions provided by your broker, bank, trust or other nominee.

Difference Between a Stockholder of Record and a “Street Name” Holder
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “Voting Your Shares.”
Quorum
The presence of the holders of a majority of the Company’s capital stock issued and outstanding and entitled to vote at the Annual
Meeting, in person or represented by proxy, constitutes a quorum. A quorum is required in order to hold and conduct business at the
Annual Meeting. Your shares are counted as present at the Annual Meeting if you:
•Are present in person at the virtual Annual Meeting; or
•Have properly submitted a proxy card online or by mail.
If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust, or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see below under
“Broker Non-Votes.”
Voting Your Shares
The Annual Meeting will be held entirely online. You may vote in person by attending the virtual Annual Meeting or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the
Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”
If you are a record holder, you may vote by submitting a proxy online by following the instructions on the website referred to in the proxy card and/or the Notice mailed to you.
Alternatively, if you received a paper copy of your proxy card, you may vote your shares by submitting a proxy online by following the instructions on the proxy card, or by completing, dating, and signing the proxy card that was included with this proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.
If your shares are held in “street name,” your broker, bank or other holder of your shares will provide you with instructions that you must follow to have your shares voted.
Deadline for Submitting Your Proxy on the Internet
Internet voting will close at 11:59 p.m., Eastern Time, on June 14, 2026. Stockholders who submit a proxy by Internet need not return a proxy card or the voting instruction form forwarded by your broker, bank, trust, or other nominee by mail.
YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance even if you plan to attend the Annual Meeting.
Voting at the Annual Meeting
If you plan to attend the Annual Meeting, you may vote during the virtual meeting. Please note that if your shares are held in
“street name” and you wish to vote during the meeting, you must obtain a proxy issued in your name from your broker, bank, or other holder of your shares. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below under
“Attendance at the Annual Meeting.”

Changing Your Vote
As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting.
Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary, Gemini Space Station, Inc., at 600 Third Avenue, 2nd Floor, New York, New York 10016, (ii) duly submitting a later-dated proxy over the Internet or by mail, or (iii) attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in “street name,” you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.
If You Receive More Than One Proxy Card
If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by the Internet, submit one proxy for each proxy card you receive.
How Your Shares Will Be Voted
Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE
IS VERY IMPORTANT.
If You Do Not Specify How You Want Your Shares Voted
If you are the record holder of your shares and submit an executed proxy without specifying how your shares are to be voted, your shares will be voted as follows:
•FOR the election of each of the six director nominees; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
In addition, the proxy holders named in the proxy are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers do not have discretionary authority, however, to vote on the director elections.
Votes Required
The following table summarizes the voting requirements and the effects of broker non-votes and “withhold” votes or abstentions on each of the proposals to be voted on at the Annual Meeting:

	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Withhold Votes or Abstentions
1.	Election of Directors	Plurality of votes cast for each nominee	None	None
2.	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	Not applicable	None

Inspector of Election
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
Solicitation of Proxies
We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services.
Attendance at the Annual Meeting
You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting https://
www.virtualshareholdermeeting.com/GEMI2026. You will need your unique control number, which appears in the proxy card, Notice or voting instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS
Our board of directors currently consists of six members. Our Board has nominated each of the following six persons to stand for election for a term expiring at the 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, retirement, disqualification or removal:
•Tyler Winklevoss;
•Cameron Winklevoss;
•Jonathan Durham;
•James Anthony Esposito;
•Maria Filipakis; and
•Sachin Chand Jaitly.
Each of the director nominees is a current director of our Company. Each of the nominees has consented to serve as a director of the Board. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board.
The Board is responsible for, upon the recommendation of the Nominating and Governance Committee, nominating director candidates for election by stockholders and for filling vacancies arising between annual meetings. The Nominating and Governance
Committee is responsible for identifying, screening and recommending candidates to the Board for membership. The Nominating and
Governance Committee also considers director candidates recommended by stockholders and formal stockholder nominations submitted in accordance with the Company’s governing documents. The Board evaluates director nominees in the same manner whether a stockholder or the board has recommended the candidate.
The Nominating and Governance Committee is responsible for developing and recommending to the Board the desired qualifications, expertise and characteristics of Board members. Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of our Board from time to time, we have not adopted a specific set of minimum qualifications, qualities, or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory, and
Nasdaq listing requirements and the provisions of our governing documents. Among the qualifications considered in the selection of director candidates, the Board considers a variety of relevant factors that the Board considers appropriate, from time to time, in the context of the needs of the Board.
We have set forth below information regarding each person nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director.  Our Nominating and
Governance Committee and Board believe that the experience, qualifications, attributes and skills of our director nominees provide the
Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders.

Name	Age	Position
Tyler Winklevoss	44	Co-Founder, Chief Executive Officer and Director
Cameron Winklevoss	44	Co-Founder, President and Director
Jonathan Durham	43	Director
James Anthony Esposito	51	Director
Maria Filipakis	59	Director
Sachin Chand Jaitly	45	Director
Tyler Winklevoss. Mr. Tyler Winklevoss is Gemini’s Co-Founder and Chief Executive Officer, and has served as a director of
Gemini since August 2025. From November 2021 until our initial public offering (“IPO”) in September 2025, Mr. Tyler Winklevoss served as a member of the board of managers of Gemini Space Station, LLC (“Gemini LLC”), our wholly-owned subsidiary. Mr.
Tyler Winklevoss is also the Co-Founder and Principal of Winklevoss Capital Fund, LLC (“WCF”), a private investment firm he co-
founded in 2012, which invests in a variety of asset classes with a focus on early-stage, technology startups. He graduated from
Harvard University with a Bachelor of Arts in Economics in 2004 and received a Masters of Business Administration from the Saïd

Business School at the University of Oxford in 2010. Together with his brother, Cameron, he represented the United States and finished sixth in the men’s pair rowing event at the 2008 Summer Olympic Games in Beijing, China. Mr. Winklevoss began participating in the digital asset space through direct investment in bitcoin in 2012. We believe Mr. Winklevoss is qualified to serve as a member of the Board because of his perspective and experience building and leading our business as a Co-Founder and Chief
Executive Officer.
Cameron Winklevoss. Mr. Cameron Winklevoss is the Co-Founder and President of Gemini, and has served as a director of
Gemini since August 2025. From November 2021 until our IPO in September 2025, Mr. Cameron Winklevoss served as a member of the board of managers of Gemini LLC. Mr. Cameron Winklevoss is also the Co-Founder and Principal of WCF, a private investment firm he co-founded in 2012, which invests in a variety of asset classes with a focus on early-stage, technology startups. He graduated from Harvard University with a Bachelor of Arts in Economics in 2004 and received a Masters of Business Administration from the
Saïd Business School at the University of Oxford in 2010. Together with his brother, Tyler, he represented the United States and finished sixth in the men’s pair rowing event at the 2008 Summer Olympic Games in Beijing, China. Mr. Winklevoss began participating in the digital asset space through direct investment in bitcoin in 2012. We believe Mr. Winklevoss is qualified to serve as a member of the Board because of his perspective and experience building and leading our business as a Co-Founder and President.
Jonathan Durham. Mr. Jonathan Durham has served as a director of Gemini since August 2025 and as a member of the board of managers of Gemini Trust Company, LLC (“Gemini Trust”), our indirect wholly-owned subsidiary, from 2015 until 2024.
Mr. Durham is currently a Managing Director and Global Head of General Atlantic’s Technology Buyouts, where he focuses on corporate buyouts in the technology sector and tech-enabled business models globally. He is also a member of the board of directors of
Hire Right. Previously, Mr. Durham served as a director of EverCommerce, a portfolio investment of SilverLake. Prior to that,
Mr. Durham spent more than 16 years with SilverLake, where his investments included market leaders in software, fintech, digital marketing, and education technology. Mr. Durham holds a Bachelor of Arts in History from Harvard University. We believe Mr.
Durham is qualified to serve as a member of the Board because of his strategic and operational expertise and his extensive experience with Gemini.
James Anthony Esposito. Mr. Jim Esposito has served as a director of Gemini since August 2025. Mr. Esposito is a fintech and financial services executive with over 30 years of leadership experience, and over 20 years of experience across banking, payments, equities, card issuance, consumer lending, and crypto. He has spent the last 10 years scaling businesses, including Cash App, Square, and Etsy. Mr. Esposito currently is the Chief Operating Officer for Brale, Inc., a stablecoin issuance and orchestration platform for businesses. He also serves as a strategic advisor to fintech companies.. Previously, he served as Chief Operating Officer at Credit
Genie, a cash advance fintech where he remains as an advisor, and at MoonPay, a crypto infrastructure company. Prior to that,
Mr. Esposito was a member of the Cash App executive team, where he served as the licensed President and CEO of Cash App
Investing, LLC, as well as led Etsy Payments and Partnerships and Operations at Square. Mr. Esposito started his career in technology at Nortel Networks and later Andrx (n/k/a Allergan), before spending eight years building and leading the payments business for
Subway globally. Mr. Esposito has also previously served as a director of Merchant Advisory Group. Mr. Esposito holds a Bachelor of
Arts from Tulane University and a Masters in Business Administration from Nova Southeastern University. We believe Mr. Esposito is qualified to serve as a member of the Board because of his strategic and operational expertise and his experience in senior leadership roles at other financial services, crypto, and fintech companies.
Maria Filipakis. Ms. Maria Filipakis has served as a director of Gemini since August 2025 and as a member of the board of managers of Gemini Trust since April 2022. Ms. Filipakis has over 20 years of experience across both public and private sectors, with a background in regulatory and compliance. In addition to serving as a member of Gemini Trust’s board of managers, Ms. Filipakis presently serves as a Senior Managing Director at FTI Consulting, a regulatory advisory firm specializing in digital assets, banking, insurance, and cybersecurity. Previously, she served as Managing Partner at the Topside Group, Managing Director at Global Atlantic
Financial Company, and as Executive Deputy Superintendent at the NYDFS, where she led the Capital Markets Division.
Ms. Filipakis has also held senior enforcement and legal roles at the New York State Attorney General’s Office and Insurance
Department, advising on securities fraud, financial crimes, and supervisory policy. She holds a Bachelor of Arts from New York
University and a Juris Doctor from Brooklyn Law School. We believe Ms. Filipakis is qualified to serve as a member of the Board because of her significant experience and background in regulatory and compliance.
Sachin Chand Jaitly. Dr. Sachin Chand Jaitly has served as a director of Gemini since August 2025 and the Chair of Gemini's
Audit & Risk Committee. From November 2021 until our IPO in September 2025, Dr. Jaitly previously served as a member of Gemini
LLC’s board of managers. Since 2024, Dr. Jaitly has served as a director of Figure Technology Solutions, Inc. (Nasdaq: FIGR) and
presently also serves as the chairperson of Figure’s audit committee. Since April 2021, Dr. Jaitly has also served as General Partner at
Morgan Creek Capital Management, LLC, where he founded Morgan Creek Digital, a venture capital fund focused on Web3 technologies, and since January 2018, he has also served as founding Managing Partner of Tessera Venture Partners, a venture capital fund focused on blockchain and AI. Previously, Dr. Jaitly co-founded flexEngage, Inc. and held various leadership roles at Datalogix

Holdings Inc., The Neat Company, Nokia Corporation, and General Electric. Dr. Jaitly holds a Bachelor of Arts in International
Business and a Masters of Business Administration in Finance and Management from Rollins College, as well as a Doctor of Business
Administration in Finance from the University of Florida. Dr. Jaitly also holds executive education certificates in Blockchain
Technologies, Business Innovation and Application from the Massachusetts Institute of Technology and Audit Committees in a New
Era of Governance from Harvard Business School. We believe Dr. Jaitly is qualified to serve as a member of the Board because of his investment, financial, and operational expertise, as well as his extensive experience and investments in the digital asset space.
Required Vote
Each director will be elected by a plurality of the votes cast by the shares present in person, or represented by proxy, and entitled to vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES
FOR ELECTION AS DIRECTORS TO THE BOARD.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
The Board undertook a review of the independence of our directors and considered whether any director has a material relationship with the Company that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. The Board has affirmatively determined that Mr. Jaitly, Mr. Durham, Mr. Esposito, and Ms. Filipakis each meet the definition of an “independent director” under the rules of Nasdaq. In making these determinations, the Board considered all relevant factors, including, but not limited to, stock ownership, the receipt of compensation from the Company, and any affiliate relationships.
Gemini is a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”
and may elect not to comply with certain corporate governance requirements, including the requirements that within one year of the completion of our initial public offering (“IPO”), which was completed on September 15, 2025, we have a compensation committee and a nomination committee that are composed entirely of independent directors. As a controlled company, our Nominating and
Governance Committee is not composed entirely of independent directors. In the event we cease to be a “controlled company” and our shares continue to be listed on the Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Tyler Winklevoss and Cameron Winklevoss are brothers. There are no other family relationships among any of our directors or executive officers.
Composition of the Board of Directors
Our business and affairs are managed under the direction of the Board. Our amended and restated bylaws provide that the number of directors shall be fixed from time to time by resolution(s) adopted by the Board or the holders of at least a majority of the voting power of the outstanding shares of common stock of the Company. The Board currently consists of six directors: Tyler Winklevoss,
Cameron Winklevoss, Jonathan Durham, James Anthony Esposito, Maria Filipakis, and Sachin Chand Jaitly.
Board Leadership Structure
Under the Company’s amended and restated bylaws, the Board shall elect both a Chair and a Vice Chair. The Chair presides at all meetings of the Board and stockholders at which he or she is present. The Vice Chair presides at such meetings in the absence of the
Chair.
The Board does not have a policy as to whether the Chair should be an independent director, an affiliated director, or a member of management. The Board exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of the Company.
Currently, Tyler Winklevoss, our Chief Executive Officer, serves as the Chair of the Board, Cameron Winklevoss, our President,
serves as the Vice Chair of the Board, and Jonathan Durham, an independent director, serves as the Lead Independent Director. The
Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chair and Chief Executive Officer, while the Lead Independent Director presides over executive sessions of the independent directors and serves as a liaison between the independent directors and management. The Board believes that this structure, with Mr. Winklevoss serving as Chair and Chief Executive Officer and Mr.
Durham serving as Lead Independent Director, provides an appropriate balance of strategic leadership and independent oversight.
Board’s Role in Risk Oversight
Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure.
The Audit and Risk Committee assists the Board in fulfilling its oversight responsibilities relating to risk assessment and management, internal audit, regulatory matters and compliance with legal and regulatory requirements. The Audit and Risk
Committee reviews with management, as applicable, the Company’s major financial risks and enterprise exposures, cybersecurity and other information technology risks, other risk exposures in areas including financial, operational, technology, legal and compliance risk, and the Company’s processes and policies for determining risk tolerance. The Audit and Risk Committee also reviews the
Company’s programs for promoting and monitoring compliance with applicable legal and regulatory requirements and regularly reports to the Board on its activities.
The Board is presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board updates about our business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, may authorize or direct management to address particular exposures to risk.
Committees of the Board of Directors
The Board directs the management of our business and affairs, and conducts its business through meetings of the Board and standing committees. We have a standing Audit and Risk Committee, Compensation Committee, and Nominating and Governance
Committee, each of which operates under a written charter. The Board may from time to time establish other committees.

Member	Audit and Risk Committee	Compensation Committee	Nominating and Governance Committee
Tyler Winklevoss
Cameron Winklevoss			X
Sachin Chand Jaitly	Chair
Jonathan Durham		X
James Anthony Esposito	X	Chair
Maria Filipakis	X		Chair
Meetings in 2025	2	2	0*
* The Nominating and Governance Committee was established in connection with our IPO in September 2025 and, as a result, did not meet during the fiscal year
2025.
Audit and Risk Committee
Our Audit and Risk Committee is responsible for, among other things:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•establishing procedures for the confidential, anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters;
•internal audit; and

•risk.
Our Audit and Risk committee consists of Mr. Jaitly, Mr. Esposito, and Ms. Filipakis, with Mr. Jaitly serving as chair. The Board has affirmatively determined that Mr. Jaitly, Mr. Esposito and Ms. Filipakis each meet the definition of “independent director” for purposes of serving on the committee under Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Each member of the Audit and Risk Committee also meets the financial literacy requirements of Nasdaq. In addition, the Board has determined that Mr. Jaitly qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit and Risk Committee, which is available on our website at www.gemini.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and does not form a part of, this proxy statement.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•reviewing, modifying and approving our overall compensation strategy and policies;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•overseeing our stock and equity incentive plans; and
•appointing and overseeing any compensation consultants.
Our Compensation Committee consists of Mr. Durham and Mr. Esposito, with Mr. Esposito serving as chair. The Board has affirmatively determined that each of Mr. Durham and Mr. Esposito is qualified to serve on the committee under the rules of Nasdaq.
The Board has adopted a written charter for the Compensation Committee, which is available on our website at www.gemini.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and does not form a part of, this proxy statement. In accordance with its charter, the Compensation Committee may from time to time delegate authority to subcommittees, consisting of one or more members of the Compensation Committee. The Compensation Committee may also from time to time delegate authority to the CEO (either alone or acting together with one or more officers of the Company) to make equity grants to service providers of the Company or of any subsidiary of the Company who are not executive officers or directors.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•evaluating the overall effectiveness of our board of directors and its committees; and
•developing and recommending to our board of directors a set of corporate governance principles, reviewing and assessing these principles and their application and recommending to our board of directors any changes to such principles.
Our Nominating and Governance Committee consists of Ms. Filipakis and Mr. Cameron Winklevoss, with Ms. Filipakis serving as chair. As permitted by the controlled company exemptions under the rules of Nasdaq, the committee is not composed entirely of independent directors; the Board determined that one member, Mr. Cameron Winklevoss, is not independent. The Board has adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.gemini.com.
The information contained on, or that can be accessed through, our website is not incorporated by reference into, and does not form a part of, this proxy statement.
Director Attendance at Board, Committee and Annual Meetings
The Board held two meetings during the fiscal year ended December 31, 2025. Each incumbent director serving during fiscal
2025 attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of which such director was a member during the period for which such director served. Directors are expected to attend the Company’s annual meeting of stockholders.

Code of Conduct
We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. Our Code of Business Conduct and Ethics is available on our website,
www.gemini.com. Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any disclosures that are required by law or the rules of Nasdaq regarding amendments to, or waivers of, provisions of our
Code of Business Conduct and Ethics on our website.
The information contained on, or that can be accessed through, our website is not incorporated by reference into, and does not form a part of, this proxy statement.
Communications with the Board of Directors
Stockholders of the Company and other interested parties wishing to communicate with the Board or an individual director may send a written communication to the board or such director at the following address:
c/o Gemini Space Station, Inc.
600 Third Avenue, 2nd Floor
New York, New York 10016
Attn: Secretary
The Secretary will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

DIRECTOR COMPENSATION
Prior to the consummation of our IPO on September 15, 2025, we did not have a formal non-employee director compensation program. None of our directors received any compensation for their services as directors of the Company during the 2025 fiscal year prior to the completion of the IPO.
In connection with our IPO, we adopted the Gemini Space Station, Inc. Non-Employee Director Compensation Policy (the
“Director Compensation Policy”), which is designed to attract and retain the most qualified individuals to serve on our board of directors (the “Board”). We intend to periodically evaluate the Director Compensation Policy as part of our regular review of our overall compensation program and strategy.
Under the Director Compensation Policy, our non-employee directors are eligible to receive cash retainers, which are payable quarterly and pro-rated for partial quarters of service, as set forth below.

Annual Retainer for Board Service
Annual service on the board of directors	$75,000
Additional retainer for annual service as a lead independent director of the board of directors	$50,000
Additional Annual Retainer for Committee Chairpersons
Annual service as audit and risk committee chairperson	$25,000
Annual service as compensation committee chairperson	$20,000
Annual service as nominating and governance committee chairperson	$15,000

Each individual who first becomes a non-employee director (other than at an annual meeting of the Company’s stockholders) is eligible to receive a one-time initial restricted stock unit ("RSU") grant with a grant date value of $200,000. Each of our non-employee directors received a one-time initial RSU grant on September 11, 2025, with the aggregate number of RSUs subject to these grants determined by dividing $200,000 by the IPO price and rounding down to the nearest whole share, resulting in the issuance of an aggregate of 7,142 RSUs to each non-employee director, based on an IPO price of $28.00 per share of Class A common stock. The
RSUs vest on the first anniversary of the grant date, subject to the non-employee director’s continuous service through such date.
Each individual who is serving as a non-employee director at an annual meeting of the Company’s stockholders (including each individual who first becomes a non-employee director at such annual meeting) is eligible to receive an annual RSU grant with a grant date value of $200,000 on the trading day following such annual meeting, which vests on the earlier to occur of (i) the first anniversary of the grant date and (ii) the day immediately preceding the first annual meeting of stockholders to occur after the grant date, in each case, subject to the non-employee director’s continuous service through such date. A non-employee director is not eligible to receive an annual RSU grant if such individual previously received a one-time initial RSU grant during the same calendar year. In the event of a change in control, all then-outstanding RSUs held by non-employee directors become fully vested. The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any of our non-employee directors for service as a non-employee director in a calendar year period will not exceed $1,000,000; provided, however, that such maximum will instead be
$2,000,000 for the first year in which a non-employee director serves on the Board (or the second year, if such non-employee director does not receive any awards under the Gemini Space Station, Inc. 2025 Omnibus Incentive Plan (the “Equity Plan”) during the first year).
We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors for their attendance at meetings of the
Board or any committee thereof.

Director Compensation Table
The following table presents fiscal year 2025 compensation information for our non-employee directors who served during any part of the year. Our employee directors during 2025, Cameron Winklevoss, Tyler Winklevoss and Marshall Beard, received no additional compensation for their service on the Board.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)(3)	Total ($)
Sachin Chand Jaitly	50,000	199,976	249,976
Jonathan Durham	37,500	199,976	237,476
James Anthony Esposito	47,500	199,976	247,476
Maria Filipakis	45,000	199,976	244,976
(1)Represents amounts earned in respect of Board service in 2025 pursuant to our Director Compensation Policy.
(2)The amounts reported in this column represent the aggregate grant date fair value of RSU awards for Class A common stock made to directors in 2025,  as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification, Topic 718 (“ASC 718”). These amounts reflect the accounting cost for these RSUs and do not represent the actual economic value that may be realized by the director. For information on the assumptions used to calculate the grant date fair value of the RSU awards, refer to Note 2 to our audited consolidated financial statements included in our
Annual Report on Form 10-K for the year ended December 31, 2025—“Stock-based Compensation—Valuation of Awards.”
(3)As of December 31, 2025, outstanding equity awards consisted of 7,142 RSUs for each of Mr. Jaitly, Mr. Durham, Mr. Esposito and Ms. Filipakis. In
addition, as of December 31, 2025, Ms. Filipakis held 4,957 restricted shares of Class A common stock relating to the conversion of her previously granted profits interest units ("PIUs") in connection with our IPO, which was unrelated to her service as a non-employee director of the Company (and such conversion had an incremental compensation cost of $0 under FASB ASC 718 and is therefore not included in this table).

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Risk Committee is responsible for the selection, appointment, compensation, retention, and oversight of the
Company’s independent auditors. In connection with this responsibility, the Audit and Risk Committee evaluates and monitors the auditors’ qualifications, performance, and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit and Risk Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.
As a matter of good corporate governance, the Board is requesting our stockholders to ratify the Audit and Risk Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31,
2026. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2022. The Audit and Risk
Committee and the Board believe that the continued retention of Deloitte & Touche LLP as our independent auditors is in the best interests of the Company. The Audit and Risk Committee carefully considered the selection of Deloitte & Touche LLP as our independent auditors. The Audit and Risk Committee charter requires the Audit and Risk Committee to periodically consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the Audit and Risk
Committee oversees the selection of the new lead audit partner, and the Audit and Risk Committee chair participates directly in the selection of the new lead audit partner.
If the stockholders do not ratify the selection, the Audit and Risk Committee will reconsider its selection. Even if the selection is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in the best interests of the Company and our stockholders.
Representatives from Deloitte & Touche are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the
Annual Meeting.
Required Vote
Approval by the affirmative vote of a majority of the votes cast is required to ratify the selection of Deloitte & Touche LLP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Fees Billed by the Principal Accountant
The following table sets forth all fees billed for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2025 and 2024 (in thousands):

	2025	2024
Audit Fees	$8,906	$5,140
Audit-Related Fees	756	366
Tax Fees	570	687
All Other Fees	69	2
Total	$10,300	$6,195
(1)"Audit fees" include fees for audit services primarily related to the audit of our annual consolidated financial statements; audit services related to our subsidiaries in connection with statutory and regulatory filings; the review of our quarterly consolidated financial statements; the review of documents filed with the SEC;
services in connection with our initial public offering and related transactions completed in 2025; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)"Audit-related fees" primarily consists of fees for procedures performed in connection with service organizational control reports, comfort letters, consents, and for consultation regarding financial accounting and reporting matters.
(3)"Tax fees" include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.
(4)"Other fees" include fees for services other than the services reported in audit fees, audit-related fees, and tax fees. These services primarily include fees for compliance-related services and agreed-upon-procedures.
Audit and Risk Committee Pre-Approval
Our Audit and Risk Committee is responsible for approving all audit and non-audit related services permitted by Nasdaq, the
SEC, and applicable law or regulations, specified in its charter. The Audit and Risk Committee reviews and, in its sole discretion, approves in advance the independent auditors’ fees and other compensation, as well as audit and permitted non-audit services.
Approval of audit and permitted non-audit services will be made by the Audit and Risk Committee or as otherwise provided for in pre-approval policies and procedures, if any, approved by the Audit and Risk Committee.

AUDIT AND RISK COMMITTEE REPORT
The Audit and Risk Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended
December 31, 2025, with our management and with our independent registered public accounting firm, Deloitte & Touche LLP. In addition, the Audit and Risk Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Risk Committee also discussed with Deloitte & Touche LLP the written disclosures and the independence letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB.
Based on the Audit and Risk Committee’s review of the audited consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit and Risk Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K.
Audit and Risk Committee
Sachin Chand Jaitly (Chair)
James Anthony Esposito
Maria Filipakis
The above Audit and Risk Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our Common Stock as of April 20, 2026:
•each person, known by us to beneficially own more than 5% of the outstanding shares of our Class A Common Stock or
Class B Common Stock;
•each of our directors;
•each of our named executive officers (“NEOs”); and
•all of our current executive officers and directors as a group.
The percentages of beneficial ownership set forth below are based on (i) 43,999,845 shares of Class A Common Stock issued and outstanding and (ii) 75,126,784 shares of Class B Common Stock issued and outstanding.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power over such security, which includes the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated in the footnotes to the following table, and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by them.
A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding and to be beneficially owned by such person for the purposes of computing the ownership and percentage ownership of such person, but are not deemed to be outstanding for purposes of computing the ownership or percentage ownership of any other person, except with respect to the ownership and percentage ownership of all directors and executive officers as a group.
Unless otherwise indicated in the footnotes to the following table, the address of each of our directors, named executive officers and principal stockholders listed below is 600 Third Avenue, 2nd Floor, New York, NY 10016.

	Class A Common Stock(1)		Class B Common Stock(1)		Percentage of Total Voting Power(2)
Name of Beneficial Owner	Number of Shares	Percentage of Class	Number of Shares	Percentage of Class
Greater than 5% Holders
Winklevoss Capital, Fund, LLC(3)	—	—	75,126,784	100.0%	94.5%
Entities affiliated with Morgan Creek(4)	2,649,999	6.0%	—	—	*
Named Executive Officers and Directors
Tyler Winklevoss(5)	—	—	75,126,784	100.0%	94.5%
Cameron Winklevoss(5)	—	—	75,126,784	100.0%	94.5%
Dan Chen(6)	—	—	—	—	—
Marshall Beard(7)	533,757	1.2%	—	—	*
Tyler Meade(8)	334,349	*	—	—	*
Sachin Jaitly	—	—	—	—	—
Jonathan Durham	71,123	*	—	—	*
James Anthony Esposito	—	—	—	—	—
Maria Filipakis(9)	8,910	*	—	—	*
All executive officers and directors as a group (7 individuals)	108,689	*	75,126,784	100.0%	94.5%
*    Less than one percent.

(1) Each holder of Class B common stock is entitled to ten votes per share and each holder of Class A common stock is entitled to one vote per share on all matters submitted to Company stockholders for a vote.
(2) Percentage of voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock voting together as a single class (subject to class-specific weightings).
(3) Messrs. Tyler and Cameron Winklevoss are the Co-Founders and Principals of Winklevoss Capital Fund, LLC (“WCF”), as well as the Managers of the managing entity of WCF and exercise shared voting and dispositive control over the shares held by WCF. The principal business address of WCF is Farmers Bank Building, 301
N. Market Street, Suite 1463, Wilmington, Delaware 19801.
(4) Based on a Schedule 13G filed with the SEC on September 22, 2025, by (i) Morgan Creek Private Opportunities, LLC Series M—Gemini, (ii) Morgan Creek Digital
Fund III, LP and (iii) Mark W. Yusko, which sets forth their beneficial ownership as of September 15, 2025. According to the Schedule 13G, such beneficial ownership consists of 2,185,719 shares of Class A common stock owned by Morgan Creek Private Opportunities, LLC Series M—Gemini and 464,280 shares of Class A common stock owned by Morgan Creek Digital Fund III, LP. Mark Yusko is the Manager of MCCM Group LLC, which is the Manager of Morgan Creek Capital Management
LLC, which is the sole member in Morgan Creek Capital Partners, LLC, which is the Managing Member of Morgan Creek Private Opportunities, LLC Series M—
Gemini. Mr. Yusko is also the Manager of Morgan Creek Digital, LLC, which is the General Partner of Morgan Creek Digital Fund III LP. The address of the foregoing entities is 301 W. Barbee Chapel Road, Suite 200, Chapel Hill, NC 27517. Mr. Yusko disclaims beneficial ownership of the shares held by the foregoing entities, except to the extent of his pecuniary interest in such shares.
(5) Consists of the shares described in footnote 3 above. Messrs. Tyler and Cameron Winklevoss, our Chief Executive Officer and President, respectively, and members of our board of directors, are the Managers of the managing entity of WCF, and as such may be deemed to have voting and dispositive power with respect to such shares. The principal business address of WCF is Farmers Bank Building, 301 N. Market Street, Suite 1463, Wilmington, Delaware 19801.
(6) On February 17, 2026, the Company announced the departure of Mr. Chen, effective as of such date. Information regarding the shares beneficially owned by Mr.
Chen is based on information known to the Company as of the date of separation.
(7) On February 17, 2026, the Company announced the departure of Mr. Beard, effective as of such date. Information regarding the shares beneficially owned by Mr.
Beard is based on information known to the Company as of the date of separation.
(8) On February 17, 2026, the Company announced the departure of Mr. Meade, effective as of such date. Information regarding the shares beneficially owned by Mr.
Meade is based on information known to the Company as of the date of separation.
(9) Includes 3,843 shares of restricted Class A common stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and beneficial owners of more than
10% of our common stock to file reports of ownership of our common stock with the SEC. Based solely on our review of such reports filed with the SEC and on representations received from our directors and executive officers, we believe that all of our directors, executive officers and beneficial owners of more than 10% of our common stock timely complied with all Section 16(a) filing requirements applicable to them with respect to transactions in 2025, except for the following due to administrative oversights: one
Form 4 filed late on behalf of Cameron Winklevoss relating to a grant of stock options, one Form 4 filed late on behalf of each of
Marshall Beard and Tyler Meade relating to a withholding of shares to satisfy tax withholding obligations upon the vesting of restricted stock units, and one Form 4 filed late on behalf of Danijela Stojanovic relating to a grant of restricted stock units.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table provides information regarding our current executive officers:

Name	Age	Position
Tyler Winklevoss	44	Co-Founder, Chief Executive Officer and Director
Cameron Winklevoss	44	Co-Founder, President and Director
Danijela Stojanovic	44	Interim Chief Financial Officer
Biographical information for each of our current executive officers is set forth below, other than Tyler Winklevoss, Co-Founder,
Chief Executive Officer, and Cameron Winklevoss, Co-Founder and President, whose biographical information is set forth under
“Proposal 1 – Election of Directors.”
Danijela Stojanovic.   Ms. Stojanovic has served as the Company’s Interim Chief Financial Officer since February 2026. Ms.
Stojanovic previously served as the Company’s Chief Accounting Officer from May 2025 until February 2026. Prior to joining the
Company, Ms. Stojanovic served in senior finance and accounting leadership roles at Blue Apron Holdings, Inc. from 2015 to 2024, most recently as Senior Vice President, Finance and Accounting. During her tenure she led SEC reporting, technical accounting, equity compensation, and implementation of internal control frameworks. She supported Blue Apron’s initial public offering in 2017, ongoing public company reporting and governance processes, and strategic transactions, including the company’s sale in November
2023. Earlier in her career, Ms. Stojanovic was a manager at PricewaterhouseCoopers in New York where she led audit engagements for public and private companies in accordance with PCAOB standards. She began her career with PricewaterhouseCoopers in
Sweden. Ms. Stojanovic is a Certified Public Accountant licensed in the State of New York.

EXECUTIVE COMPENSATION
As an emerging growth company as defined in the JOBS Act, we are not required to include a Compensation Discussion and
Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Our named executive officers, or “NEOs,” for the fiscal year ended December 31, 2025, which consist of the individuals who served as our “principal executive officers” during the fiscal year ended December 31, 2025, and our two other most highly compensated executive officers who were serving as executive officers during the fiscal year ended December 31, 2025, are as follows:
•Tyler Winklevoss, Chief Executive Officer & Co-Founder;
•Cameron Winklevoss, President & Co-Founder;
•Dan Chen, Former Chief Financial Officer;*
•Marshall Beard, Former Chief Operating Officer;* and
•Tyler Meade, Former Chief Legal Officer.*
*As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17,
2026, following the end of fiscal year 2025, the Company parted ways with each of Dan Chen, Marshall Beard and Tyler Meade, effective February 17, 2026. Mr. Beard also resigned from the Board effective as of February 17, 2026, which was not the result of any disagreement between Mr. Beard and the Company on any matter relating to the Company’s operations, policies, or practices.
Immediately following the acceptance of Mr. Beard’s resignation, the Board unanimously appointed Danijela Stojanovic to serve as our Interim Chief Financial Officer and Kate Freedman to serve as our Interim General Counsel, each effective as of February 17,
2026. The Company did not, and does not intend to, appoint a successor Chief Operating Officer. Instead, many of the duties previously performed by Mr. Beard, including revenue-generating responsibilities, were assumed by Mr. Cameron Winklevoss in addition to his existing responsibilities.
Summary Compensation Table for 2025
The following table provides information regarding the compensation earned by our NEOs for the year ended December 31, 2025.

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Tyler Winklevoss Chief Executive Officer ...	2025	1	—	—	62,421,313	—	2,285,854	64,707,168
	2024	500,000	—	—	—	—	1,931,924	2,431,924
Cameron Winklevoss President .....................	2025	1	—	—	62,421,313	—	2,285,854	64,707,168
	2024	500,000	—	—	—	—	1,931,924	2,431,924
Dan Chen(7) Chief Financial Officer ...	2025	512,917	130,000	14,999,992	—	—	7,000	15,519,909
	2024	—	—	—	—	—	—	—
Marshall Beard Chief Operating Officer ..	2025	1,291,600	—	34,342,212	4,901,783	—	16,121	40,551,716
	2024	803,661	250,000	—	—	150,000	13,800	953,661
Tyler Meade Chief Legal Officer ........	2025	974,000	—	24,906,920	3,921,416	—	14,000	29,816,336
	2024	960,000	—	316,000	—	—	—	1,276,000

(1)Amounts shown in this column reflect the annual base salary earned by the NEO in respect of the applicable year. Mr. Chen was paid at the following rates during fiscal year 2025: (a) $600,000 per annum from his start date on March 17, 2025 through September 14, 2025; and (b) $730,000 per annum from the completion of our IPO on September 15, 2025 through December 31, 2025. Mr. Beard was paid at the following rates during fiscal year 2025: (a) $1,272,500 per annum from
January 1, 2025 through July 1, 2025; and (b) $1,310,700 per annum from July 1, 2025 through December 31, 2025. Mr. Meade was paid at the following rates during fiscal year 2025: (a) $960,000 per annum from January 1, 2025 through July 1, 2025; and (b) $988,000 per annum from July 1, 2025 through December 31,
2025.
(2)For fiscal year 2025, the amount in this column represents a one-time bonus payment of $130,000 for Mr. Chen upon successful completion of our IPO on
September 15, 2025, pursuant to his employment agreement with us, as well as a one-time bonus payment of $250,000 to Mr. Beard in January 2025 in respect of the fiscal year 2024 and in January 2024 in respect of the fiscal year 2023.
(3)The amounts in these columns represent the grant date fair value of the stock awards and stock options granted to our named executive officers during the applicable year, as computed in accordance with FASB ASC 718. These amounts reflect the accounting cost for these stock awards and stock options and do not represent the actual economic value that may be realized by the named executive officer from the stock award or the stock option. For information on the assumptions used to calculate the grant date fair value of the stock awards, refer to Note 2 to our condensed consolidated financial statements included in our

Annual Report on Form 10-K for the year ended December 31, 2025—“Stock-based Compensation—Valuation of Awards.” For each of Messrs. Beard and
Meade, this amount includes the grant date fair value of PIUs granted in 2025 and in 2024 that were exchanged for restricted stock awards granted outside of our
Equity Plan upon completion of our IPO on September 15, 2025. See “—Equity-based Compensation” below. The exchange of such PIUs for restricted stock awards had an incremental compensation cost of $0 under FASB ASC 718.
(4)Represents the amount of discretionary cash bonuses awarded for the applicable year based on achievement of performance criteria established by the Company at the beginning of the fiscal year. None of our named executive officers received such bonus payments in respect of the fiscal year 2025. See "-Short-term Incentive
Compensation" below.
(5)Amounts in this column reflect (a) for all NEOs, Company contributions to the 401(k) Plan (as defined below) made on behalf of our NEOs for 2025, as applicable, and (b) for each of Cameron and Tyler Winklevoss, the $2,490,844 cost per individual for the provision of personal security services, as described in more detail below.
(6)Because Mr. Chen was not employed by us at any time during fiscal year 2024, he has no historical compensation to disclose for that period.
Narrative to Summary Compensation Table
Employment and Separation Agreements
In connection with our IPO, we entered into new employment agreements with each of our named executive officers at such time, each effective as of August 14, 2025. The employment agreements set forth the terms and conditions of employment, including payment of annual base salary, subject to annual review. The employment agreements also contain restrictive covenants relating to confidential information, non-solicitation and non-competition. Additionally, the employment agreements have no specific term and provide for at-will employment.
Our August 14, 2025 employment agreement with Mr. Beard superseded Mr. Beard’s prior employment agreements with Gemini
LLC, dated January 1, 2025, and Gemini Trust, dated January 18, 2018, and November 1, 2024. Mr. Beard’s employment agreement provided for an annual base salary of $1,272,500 and a target bonus of 20% of his base salary. Notwithstanding this employment agreement, Mr. Beard's annual base salary was increased to $1,310,700 on July 1, 2025, and he was paid at this rate from July 1, 2025 through December 31, 2025.
Our August 14, 2025 employment agreement with Mr. Meade superseded Mr. Meade’s employment agreement with Gemini
LLC, dated December 1, 2024, Mr. Meade’s consulting agreement with Gemini LLC, dated December 27, 2023, and Mr. Meade’s consulting agreement with Gemini Trust, dated July 6, 2023. Mr. Meade’s employment agreement provided for an annual base salary of $960,000 and a target bonus of 20% of his base salary. Notwithstanding this employment agreement, Mr. Meade's annual base salary was increased to $988,000 on July 1, 2025, and he was paid at this rate from July 1, 2025 through December 31, 2025.
Our August 14, 2025 employment agreement with Mr. Chen superseded Mr. Chen’s prior employment agreement with Gemini
LLC, dated March 17, 2025. Mr. Chen’s employment agreement provided for an initial annual base salary of $600,000 and a target bonus of 20% of his base salary. Additionally, upon completion of our IPO on September 15, 2025, Mr. Chen received a one-time bonus of $130,000 and his annual base salary increased to $730,000 under the employment agreement. Further, pursuant to Mr.
Chen’s prior employment agreement dated March 17, 2025, upon completion of our IPO, Mr. Chen received a grant of 535,714 RSUs, determined by dividing $15,000,000 by the IPO price and rounding down to the nearest whole share, based on an IPO price of $28.00 per share of Class A common stock.
As previously announced, on February 17, 2026, the Company parted ways with Messrs. Beard, Meade, and Chen. On March 29,
2026, in respect of the terminations by the Company which were not for "cause" nor resignations for "good reason" (as such terms are defined in the Company's Senior Executive Severance Plan and Executive Severance Plan), the Company entered into separation and release agreements with each of Messrs. Beard, Meade, and Chen, which waive any rights under the applicable  employment agreements, the Senior Executive Severance Plan and the Executive Severance Plan and provide for continued base salary and vesting of time-based equity awards for three months with respect to Messrs. Beard and Meade and for one month for Mr. Chen.
Our August 14, 2025 employment agreements with each of Messrs. Cameron and Tyler Winklevoss supersede their prior employment agreements with Gemini LLC, each dated November 19, 2021. Each of the employment agreements provides for a base salary of $1 and eligibility to receive a discretionary annual cash bonus. The employment agreements additionally provide that Gemini will provide personal security services for each of them and their families. The employment agreements for each of Messrs. Cameron and Tyler Winklevoss provides eligibility to participate in the Gemini Space Station Senior Executive Severance Plan (the “Senior
Executive Severance Plan”).
Pursuant to the Senior Executive Severance Plan, in the event that a participating executive officer is terminated without “cause”
or resigns for “good reason” in either case, within three months before or 12 months following a “change of control” of the company
(as such terms are defined in the Senior Executive Severance Plan), such executive will be eligible to receive: (i) an amount equal to the sum of (A) one times the executive’s annual base salary at the rate in effect immediately prior to such termination and (B) one times the executive’s then-current target bonus, payable in substantially equal monthly installments over a period of 12 months; (ii)

accelerated vesting of 50% of any time- and performance-based equity awards at the greater of target or actual performance; and (iii)
an amount in cash each equal to the excess of (x) the COBRA premium for such executive over (y) the employee portion of the cost of continued participation for such executive in the Company’s group health, medical, dental, and vision programs or policies in which such executive participated as of the termination date on the same basis as active employees for such month, which coverage shall become secondary to any coverage provided to such executive by a subsequent employer and to any Medicare coverage for which such executive becomes eligible (the “Healthcare Continuation Benefit”) for a period of 12 months. Additionally, in the event that a participating executive officer is terminated without “cause” or resigns for “good reason” outside of the period three months before or
12 months after a “change of control” (as such terms are defined in the Senior Executive Severance Plan), such executive will be eligible to receive: (i) an amount equal to the sum of 0.75 times the executive’s base salary at the rate in effect immediately prior to the termination and the executive’s target bonus, payable in substantially equal monthly installments over a period of nine months; (ii)
immediate vesting of all time-based equity awards that would have become vested had the executive remained employed with us through the end of nine months, and, if applicable, pro rata vesting of all performance-based equity awards based on achievement of performance criteria at the end of the nine-month period; and (iii) the Healthcare Continuation Benefit for a period of nine months.
All severance payments and benefits provided under the Senior Executive Severance Plan are subject to each participating executive’s execution of a general release of claims against us.
Base Salary
Each named executive officer’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The annual rate of base salary for each named executive officer was established at levels commensurate with historical compensation, with any adjustments deemed necessary to attract and retain individuals with superior talent appropriate relative to their expertise and experience.
Each of Messrs. Cameron and Tyler Winklevoss received an annual base salary of $1 in 2025. Mr. Beard’s annual base salary rate for fiscal year 2025 was (a) $1,272,500 per annum from January 1, 2025 through July 1, 2025 and (b) $1,310,700 per annum from July
1, 2025 through December 31, 2025. The annual base salary for Mr. Meade in fiscal year 2025 was (a) $960,000 per annum from
January 1, 2025 through July 1, 2025 and (b) $988,000 per annum from July 1, 2025 through December 31, 2025. Effective March 17,
2025, the annual base salary for Mr. Chen was $600,000, which increased to $730,000 upon the completion of our IPO on September
15, 2025. As previously announced, on February 17, 2026, the Company parted ways with each of Messrs. Beard, Meade, and Chen.
The Compensation Committee of our Board annually assesses base salary levels for our NEOs, taking into account base salary levels for positions with similar roles and scope of responsibilities within our peer group, as well as personal performance.
Short-term incentive compensation
Both prior to our IPO and following its completion, we have used cash incentive awards to motivate and reward our named executive officers. We do not maintain a formal annual cash incentive award plan; instead, whether such awards are granted has historically been determined annually on a discretionary basis, based on the employee’s performance and our attainment of financial or other subjective or objective criteria determined by our Board, and, following our IPO, by the Compensation Committee of our
Board. Prior to our IPO, Messrs. Cameron Winklevoss and Tyler Winklevoss were eligible to receive a target bonus of 25% of base salary. For each of Messrs. Cameron and Tyler Winklevoss, the amount of their annual cash bonuses, if any, will be determined based on the achievement of performance criteria established with respect to the applicable fiscal year. The target bonus opportunity for each of Messrs. Beard, Meade, and Chen was 20% of base salary during fiscal year 2025 under their respective employment agreements.
The Compensation Committee of our Board did not establish any specific performance criteria or approve the payment or pay of annual cash bonus to any of our named executive officers in respect of fiscal year 2025.
Equity-based compensation
For all periods prior to our IPO, we have not maintained a formal equity compensation program but have historically used long-
term equity incentive awards consisting of PIUs. Gemini Astronaut Corps, LLC, a limited liability company (“Astronaut”) was formed for the sole purpose of holding a common unit or a catch up common unit of Gemini LLC. Each PIU awarded to a recipient directly corresponded to a common unit or catch up common unit of Gemini LLC that was held by Astronaut, such that recipients indirectly received such units of Gemini LLC as awards. The PIUs of Astronaut and the corresponding units of Gemini LLC were considered as profits interests of Astronaut and Gemini LLC, respectively. Gemini LLC and certain subsidiaries also issued phantom units to certain employees, with the issuing subsidiary depending on the employee’s location. The vested phantom units generally entitled the recipients to receive equivalent cash payment when and if payments were made to corresponding PIUs or upon the recipient’s termination of service with Gemini LLC.

PIUs vested solely according to service-based conditions. In the past, the service-based vesting condition was typically met over a four-year period, with 25% vesting on the first anniversary of the vesting commencement date and the remaining 75% vesting in consecutive monthly installments over the remaining three-year period. The service-based vesting condition for the most recent PIU grant in January 2025 was met with monthly vesting over two years. Gemini LLC also previously awarded PIUs that were fully vested at grant. The phantom unit awards typically vested in a similar manner to the service-based PIUs.
On January 24, 2025, Messrs. Beard and Meade each received awards of 2,836,748 PIUs and 2,131,849 OIUs, respectively. The service-based vesting condition for each of these grants was met with monthly vesting over two years. None of our other named executive officers received PIUs in 2025.
As part of a series of restructuring transactions in connection with our IPO, the vested PIUs held by Messrs. Beard and Meade were canceled and retired and exchanged for shares of our Class A common stock, and their unvested PIUs were canceled and retired and exchanged for restricted shares of our Class A common stock (the “Restricted Shares”). The Restricted Shares were granted outside of our Equity Plan. Under the release and separation agreements for each of Messrs. Beard and Meade, dated March 29, 2026, each received three months of accelerated vesting of his Restricted Share awards as of the date his employment terminated on
February 17, 2026, and the remaining unvested Restricted Shares were forfeited.
Further, following the adoption of the Equity Plan, we granted to each of Messrs. Beard and Meade RSUs under the Equity Plan sufficient to result in them holding 1.35% and 1%, respectively, of our common stock on a fully diluted basis, as of immediately following the closing of the IPO, without giving effect to any exercise by the underwriters of their option to purchase additional shares in the IPO, resulting in 903,971 and 637,022 additional RSUs being granted to Messrs. Beard and Meade, respectively, based on an
IPO price of $28.00 per share of Class A common stock. These RSUs were subject to monthly vesting, subject to the ongoing service of the applicable executive, which mirrored the PIU vesting in respect of the PIUs that were granted on January 24, 2025.
Accordingly, 263,658 and 185,798 of the RSUs granted to Messrs. Beard and Meade, respectively, were settled in shares immediately upon the closing of our IPO on September 15, 2025. Under the release and separation agreements for each of Messrs. Beard and
Meade, dated March 29, 2026, each received three months of accelerated vesting of these RSUs as of the date of his employment termination on February 17, 2026, and the remaining unvested RSUs were forfeited. Additionally, in connection with our IPO, we granted under the Equity Plan bonus RSUs to Messrs. Beard and Meade with respective values of $254,500 and $111,000, with the number of RSUs subject to each grant determined by dividing the value of the applicable award by the IPO price and rounding down to the nearest whole share, resulting in 9,089 and 3,964 bonus RSUs being granted to Messrs. Beard and Meade, respectively, based on an IPO price of $28.00 per share of Class A common stock. These RSUs vested in full upon the closing of the IPO on September
15, 2025 and were settled in shares of our Class A common stock on March 11, 2026, following the expiration of the IPO lock-up period.
Moreover, in connection with our IPO, Mr. Beard received under the Equity Plan a time-based RSU award and a time-based option award each equal to $7,500,000 ($15,000,000 in total), and Mr. Meade received under the Equity Plan a time-based RSU award and a time-based option award each equal to $6,000,000 ($12,000,000 in total), each calculated by dividing the grant’s respective value by the IPO price and rounding down to the nearest whole share, resulting in a time-based RSU award of 267,857 shares of Class
A common stock and a time-based option award of 267,857 shares of Class A common stock being granted to Mr. Beard, and a time-
based RSU award of 214,285 shares of Class A common stock and a time-based option award of 214,285 shares of Class A common stock being granted to Mr. Meade, in each case based on an IPO price of $28.00 per share of Class A common stock. The time-based
RSU awards and time-based option awards granted to Messrs. Beard and Meade were subject to time-based vesting over four years, with a one-year cliff and the remaining portion vesting in substantially equal quarterly installments, subject to the applicable executive’s continued service with us through the applicable vesting date. Under the release and separation agreements entered into with each of Messrs. Beard and Meade, dated March 29, 2026, each received three months of accelerated vesting of his RSU award and time-based option award as of the date of his employment termination on February 17, 2026, and the remaining unvested portions of these awards were forfeited. Since the time-based option award and time-based RSU award were subject to a one-year cliff, the entire awards were forfeited in connection with Messrs. Beard and Meade's departures from the Company on February 17, 2026.
In connection with our IPO, we granted RSUs under the Equity Plan  to Mr. Chen  with an aggregate value equal to $15,000,000, with the number of RSUs subject to such grant determined by dividing the value of the applicable award by the IPO price and rounding down to the nearest whole share, resulting in 535,714 RSUs being granted to Mr. Chen based on an IPO price of $28.00 per share of Class A common stock. These RSUs were subject to time-based vesting over six years with a one-year cliff and the remaining portion vesting in substantially equal quarterly installments, subject to Mr. Chen's continuing service with us through the applicable vesting date. In connection with the release and separation agreement entered into with Mr. Chen, dated March 29, 2026, Mr. Chen received one month of accelerated vesting of his applicable equity awards as of the date of his employment termination on February
17, 2026. Since this RSU award was subject to a one-year cliff, this entire award was forfeited in connection with Mr. Chen's departure from the Company on February 17, 2026.

Also in connection with our IPO, Messrs. Cameron and Tyler Winklevoss were each granted a performance-based option award under the Equity Plan equal to 2.5% of our common stock on a fully diluted basis (5% in total) as of immediately following the closing of our IPO, without giving effect to any exercise by the underwriters of their option to purchase additional shares in the offering, resulting in a performance-based option award being granted to each of Messrs. Cameron and Tyler Winklevoss equal to
3,182,731 shares of our Class A common stock, based on an IPO price of $28.00 per share of Class A common stock. The terms of these performance-based option awards, including the termination protection provisions described below, were determined by the
Compensation Committee of the Board in consultation with the Company’s compensation consultant, Exequity.
The performance-based option awards granted to Messrs. Cameron Winklevoss and Tyler Winklevoss have an exercise price equal to the IPO price and are subject to the satisfaction of performance-based and service-based vesting conditions. Each performance-based option award is subject to the following stock price hurdles, measured based on a 90-day trailing volume-weighted average trading price: 25% on the achievement of 2x the IPO price; 25% on the achievement of 3x the IPO price;  25% on the achievement of 4x the IPO price; 25% on the achievement of 5x the IPO price. In addition, each performance-based option award is subject to service-based vesting conditions that are satisfied by continuous service of the applicable executive with us as follows: (i)
50% service-vest upon service through August 15, 2028 and (ii) 50% service-vest upon service through August 15, 2030.
Pursuant to the award agreement evidencing the performance-based option award for each of  Messrs. Cameron and Tyler
Winklevoss, in the event Messrs. Cameron or  Tyler Winklevoss are terminated without “cause” or resigns for “good reason” outside of the period three months before or 12 months after a “change of control” (as such terms are defined in the Senior Executive
Severance Plan), (i) all service-based vesting conditions will be waived such that any shares of Class A common stock subject to the award for which the applicable stock price hurdles have been achieved will become immediately vested and exercisable, and (ii) any shares of Class A common stock subject to the award for which the applicable stock price hurdles have not yet been achieved will remain outstanding and eligible to vest during the six-month period following the date of the termination of service and shall vest to the extent such stock price hurdles are achieved during such six-month period. If such termination occurs after Messrs. Cameron or
Tyler Winklevoss, as applicable, no longer holds shares of Class B common stock of the Company, the shares underlying the award will vest based on the 90-day trailing volume-weighted average trading price per share of Class A common stock as of the date of termination, pro-rata based on the period of service performed during the total five-year service period until the termination date, with performance deemed achieved based on linear interpolation.
Further, upon a change in control (as defined in the Company’s Senior Executive Severance Plan), subject to the continuous service of Messrs. Cameron or Tyler Winklevoss, as applicable, through the date of the change in control, any Class A common stock shares subject to the award that have previously performance vested based on the achievement of an applicable stock price hurdle (in addition to any shares of Class A common stock where the aggregate consideration payable to stockholders of the Company results in a price per share that would satisfy an applicable stock price hurdle without regard to the 90-day trailing volume-weighted average trading price) will immediately vest on the change in control. Moreover, upon a change in control, any vested portion of the performance-based option award for each of  Messrs. Cameron and Tyler Winklevoss will, at the election of Messrs. Cameron or
Tyler Winklevoss, as applicable, either be continued, assumed, substituted, or canceled in exchange for a cash payment equal to the fair market value of the Class A common shares subject to the vested portion of the award less the exercise price, and any portion of the award that remains unvested will automatically terminate as of the effective time of the change in control unless otherwise agreed at such time.
Each long-term incentive award is subject to the terms and conditions approved by our Compensation Committee, based on consultation with Exequity and as set forth in the applicable award agreement with each executive.
Other elements of compensation
During fiscal year 2025, each named executive officer was entitled to vacation and paid time off in accordance with the terms and conditions of his employment agreement. Subject to the terms of any applicable plans, policies or programs, each named executive officer was entitled to receive such employee benefits, including any and all medical, dental, vision, life and accidental death and disability, short-term and long-term disability, and voluntary life and disability benefits available to executives generally, and such other benefits as we may from time to time establish for the named executive officers. Each named executive officer was reimbursed by us for all ordinary and reasonable expenses incurred in the course of the performance of employment services subject to the terms of our reimbursement policy. We currently maintain a retirement plan intended to provide benefits under section 401(k) of Internal
Revenue Code (the “Code”) (the “401(k) Plan”) in which employees, including our executive officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. As a tax-qualified retirement plan, contributions (if any)
made by us are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the 401(k) Plan.

Additionally, Gemini provides continuous personal, travel, residential, and operational security for each of Messrs. Cameron and
Tyler Winklevoss, integrating threat management strategies to safeguard their well-being. We do not pay the cost of any named executive officer’s private air travel in connection with such security services. In 2025, the Company incurred approximately $5.0 million for the provision of security services to Messrs. Cameron and Tyler Winklevoss.
Determination of Compensation
Prior to our IPO in September 2025, our Board, comprised of a majority of independent directors and performing functions equivalent to those of our Compensation Committee, engaged Exequity as the Company’s independent compensation consultant to advise on executive and director compensation matters. Following our IPO, Exequity reports solely to the Compensation Committee of our Board. Executive officers do not have a role in determining or recommending the amount or form of executive and director compensation, except for Mr. Beard, who was initially a member of our Compensation Committee prior to his separation from the
Company on February 17, 2026. Mr. Beard recused himself from any discussions determining or recommending the amount or form of his own compensation while he was a member of the Compensation Committee. Following Mr. Beard's separation from the
Compensation Committee on February 17, 2026, our Compensation Committee is comprised exclusively of independent directors.
Clawback Policy
Upon completion of our IPO on September 15, 2025, the Company adopted the Gemini Space Station, Inc. Clawback Policy, which applies to current and former executive officers of the Company and aligns with the requirements of the Dodd-Frank Wall
Street Reform and Consumer Protection Act and the corresponding Nasdaq listing standards. Additionally, under the Sarbanes-Oxley
Act of 2002, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, the Company can recoup, or “claw back,” any bonus or other incentive-based or equity-based compensation received during the 12-month period following the preparation of such financial restatement from the Chief Executive Officer and Chief Financial
Officer.
Equity Grant Practices
Although we do not have a formal policy regarding the timing of equity award grants, we generally grant annual equity awards to our named executive officers on a pre-established date and we do not grant any form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity award grant dates for the purpose of affecting the value of any equity award. The Compensation Committee also does not take material, non-public information into account when determining the timing and terms of equity award grants, provided that, if material, non-public information becomes known to the Compensation Committee prior to granting an equity award, the
Compensation Committee takes the existence of such information into consideration and uses its business judgment to determine whether to delay the grant of equity to avoid any impropriety.
During fiscal year 2025, we did not award any options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.
Stock Ownership Guidelines
All of our executive officers hold either shares of our stock and/or equity awards, which we believe help align their interests with those of our stockholders. As a result, at this time, our board of directors has not adopted formal stock ownership guidelines for the named executive officers, although it may consider doing so in the future.
Securities Trading Policy
We have adopted a Securities Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees and other individuals associated with us that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. It is also our policy to comply with applicable securities laws when engaging in transactions in our own securities.
Prohibitions against Hedging and Pledging
Our Securities Trading Policy prohibits our directors, officers, employees and other individuals associated with us from engaging, directly or indirectly, in hedging transactions or other transactions designed to hedge or offset any decrease in the market value of
Company securities. The policy provides that prohibited hedging transactions include, among other things, collars, equity swaps, exchange funds and prepaid variable forward sale contracts, subject to a limited exception that permits Permitted Persons (as defined below) to enter into prepaid variable forward transactions or substantially similar transactions with respect to Company securities for so long as the aggregate Company securities underlying such transaction(s) entered into do not exceed 10% of the Company’s common stock beneficially owned by such Permitted Person. The policy also prohibits holding Company securities in a margin account. In addition, pledges of Company securities are generally prohibited, except for a limited exception that provides Permitted
Persons the ability to pledge shares of their stock (other than options, warrants, restricted stock units or other rights to purchase stock)
as collateral for a bona fide loan. Our Securities Trading Policy currently limits “Permitted Persons” to the Company’s Chief
Executive Officer and President.
Tax and Accounting Considerations
Deductibility of Executive Compensation. The Compensation Committee of our Board generally takes into consideration the tax implications to Gemini of our compensation program for our executives, including our named executive officers, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Code. While our Compensation Committee may
consider the deductibility of equity awards and cash and other compensation as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. In addition to considering the tax consequences, our compensation committee generally considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Accounting Treatment. The Compensation Committee of the Board considers accounting implications when designing compensation plans and arrangements for our named executive officers and other employees. Chief among these is ASC
718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC 718 requires us to record a compensation expense in our income statement for all equity awards granted to our service providers, including our named executive officers. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the Summary Compensation Table above, even though recipients may never realize any value from their equity awards.
Taxation of Parachute Payments and Deferred Compensation. We do not provide, and have no obligation to provide, any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that any executive might owe because of the application of Section 280G, 4999, or 409A of the Code.
Compensation Risk Oversight
Our Compensation Committee reviews and discusses with management, as applicable, the risks arising from our compensation philosophy and practices generally applicable to our employees, including our named executive officers, to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. Based on conversations with management and Exequity’s review, we believe that our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.

Outstanding Equity Awards at December 31, 2025
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2025.

		Option Awards					Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(1)
Tyler Winklevoss ....	9/11/2025(2)	—	—	3,182,731	28.00	9/11/2035	—	—
Cameron Winklevoss ....	9/11/2025(2)	—	—	3,182,731	28.00	9/11/2035	—	—
Dan Chen ..........	9/11/2025(3)	—	—	—	—	—	535,714	5,314,283
Marshall Beard .	9/11/2025(4)	—	—	—	—	—	267,857	2,656,341
Tyler Meade ......	8/15/2022(5)	—	—	—	—	—	3,402	33,748
	1/24/2025(7)	—	—	—	—	—	414,357	4,112,821
	9/11/2025(8)	—	267,857	—	28.00	9/11/2035	—	—
	9/11/2025(9)	—	—	—	—	—	489,651	4,857,338
	9/11/2025(4)	—	—	—	—	—	214,285	2,125,707
	5/15/2024(6)	—	—	—	—	—	20,665	205,797
	1/24/2025(7)	—	—	—	—	—	311,394	3,089,028
	9/11/2025(8)	—	214,285	—	28.00	9/11/2035	—	—
	9/11/2025(9)	—	—	—	—	—	345,054	3,422,936

(1)The amounts in this column represent the market value of the RSUs and Restricted Shares held by our NEOs as of December 31, 2025, calculated by multiplying the number of RSUs or Restricted Shares by $9.92, the closing price of our Class A common stock on December 31, 2025. These amounts do not reflect the actual economic value that may be realized by our NEOs upon the vesting of Restricted Shares or the vesting and settlement of the RSUs.
(2)Represents a performance-option award which vests and becomes exercisable upon the satisfaction of both the service-based vesting conditions and performance-
based vesting conditions. The service-based vesting conditions are satisfied as follows: (i) 50% upon the applicable named executive officer’s continuous service with the Company through August 15, 2028, and (ii) the remaining 50% upon the applicable named executive officer’s continuous service with the Company through August 15, 2030. The performance-based vesting conditions are satisfied in four equal tranches upon the achievement of the corresponding four stock price hurdles, as described above in “—Equity-based Compensation.”
(3)Represents an award of RSUs that vests as follows: 1/6 on May 20, 2026, and the remaining 5/6 in substantially equal quarterly installments thereafter, in each case, subject to Mr. Chen’s continuous service with the Company through the applicable vesting date. Pursuant to a Release and Separation Agreement, Mr. Chen
received one month of accelerated vesting of his equity awards upon his separation from the Company in February 17, 2026, and this award was accordingly forfeited in its entirety.
(4)Represents an award of RSUs which vest over a four-year period, with 25% vesting on a one-year cliff, and the remaining portion vesting in substantially equal quarterly installments thereafter, in each case, subject to continuous service with the Company through the applicable vesting date. As none of the award would have vested within the three months following the separation of each of Messrs. Beard and Meade from the Company on February 17, 2026, each forfeited this award in its entirety pursuant to the terms of their applicable Release and Separation Agreements.
(5)Represents PIUs granted on August 15, 2022 that were converted to Restricted Shares in connection with the Company’s IPO effective September 15, 2025. The award vests monthly over four years from the vesting commencement date of July 1, 2022, subject to continuous service with the Company through the applicable vesting date. Mr. Beard received three months’ accelerated vesting of this award under his Release and Separation Agreement upon his separation from the
Company on February 17, 2026. The remaining portion was forfeited.
(6)Represents PIUs granted May 15, 2024 that were converted to Restricted Shares in connection with the Company’s IPO effective September 15, 2025. The award vests monthly over three years from the vesting commencement date of January 1, 2024, subject to continuous service with the Company through the applicable vesting date. Mr. Meade received three months’ accelerated vesting of this award under his Release and Separation Agreement upon separation from the Company on February 17, 2026. The remaining portion was forfeited.
(7)Represents PIUs granted January 24, 2025 that were converted to Restricted Shares in connection with the Company’s IPO effective September 15, 2025. The award vests in substantially equal monthly installments over a period of two years, subject to continuous service with the Company through the applicable vesting date. Messrs. Beard and Meade each received three months’ accelerated vesting of this award under their applicable Release and Separation Agreements upon separation from the Company on February 17, 2026. The remaining portion was forfeited.

(8)Represents a time-vesting option award which vests over a four-year period, with 25% vesting on a one-year cliff, and the remaining portion vesting in substantially equal quarterly installments thereafter, in each case, subject to the named executive officer’s continuous service with the Company through the applicable vesting date. Messrs. Beard and Meade each received three months’ accelerated vesting of this award under their applicable Release and Separation
Agreements upon separation from the Company on February 17, 2026. The remaining portion was forfeited.
(9)Represents an award of RSUs that vests in substantially equal monthly installments over a two-year period commencing as of January 24, 2025, subject to the named executive officer’s continuous service with the Company through each applicable vesting date. Messrs. Beard and Meade each received three months’
accelerated vesting of this award under their applicable Release and Separation Agreements upon separation from the Company on February 17, 2026. The remaining portion was forfeited.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2025, with respect to the Company’s shares of common stock that may be issued under the Company’s existing equity incentive plans that have been approved by stockholders and plans that have not been approved by stockholders:

Plan Category	Class of Common Stock	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3) (c)
Equity compensation plans approved by security holders	Class A	17,181,289	$28.00	7,565,709
	Class B	—	—	—
Equity compensation plans not approved by security holders ..........................................................	—	—	—	—
Total		17,181,289	$28.00	7,565,709
(1)Consists of 8,651,540 unvested RSUs with service-only vesting conditions, 1,682,145 vested RSUs with service-only vesting conditions that were not settled into securities due to delayed settlement relating to a 180-day IPO lockup period, 482,142 unvested stock options with service-only vesting conditions, and
6,365,462 unvested performance-based stock options with vesting conditions tied to the achievement of performance conditions.
(2)The weighted-average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.
(3)Includes our Equity Plan and our Employee Stock Purchase Plan (“ESPP”), each of which was approved by our sole stockholder prior to our IPO. The
Equity Plan provides that on January 1 of each year, starting on January 1, 2026 and ending on (and including) January 1, 2035, the number of shares reserved for issuance thereunder is automatically increased by a number equal to 5% of the total number of shares of all classes of common stock outstanding on December 31 of the preceding year, unless our board of directors (or compensation committee) determines prior to the applicable January 1 that there will be no increase or that the increase will be for a lesser number of shares. The ESPP provides that on January 1 of each year, starting on January
1, 2026 and ending on (and including) January 1, 2035, the number of shares reserved for issuance thereunder is automatically increased by a number equal to the lesser of 1% of the total number of shares of all classes of common stock outstanding on December 31 of the preceding year and 1,500,000 shares, unless our board of directors (or compensation committee) determines prior to the applicable January 1 that the increase will be for a lesser number of shares. On January 1, 2026, the number of shares available for issuance under our Equity Plan and ESPP increased by 5,872,802 shares and 1,174,560 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Board has adopted a written policy for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or beneficial holders of more than 5% of our common stock (or their immediate family members or affiliates) is implicated, each of whom we refer to as a
“related person,” or has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the proposed related person transaction must be reported to Gemini’s Legal Team. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit and Risk Committee or its Chair under delegated authority. In approving or rejecting such proposed transactions, the Audit and Risk Committee will be required to consider the relevant facts and circumstances available and deemed relevant to the Audit and Risk Committee, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit and Risk Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit and Risk Committee determines in good faith in the exercise of its discretion. In the event that any member of our Audit and Risk Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the Audit and Risk Committee will review and may, in its discretion, ratify the related person transaction retroactively.
Related Party Transactions
In addition to the director and executive officer compensation arrangements discussed above, the following is a description of transactions since January 1, 2025, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our common stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.
Lending Agreements
We have entered into lending agreements with WCF to borrow ether and bitcoin for the purposes and on the terms set forth below.
These agreements have no affirmative or negative covenants and are payable upon written notice from WCF, and are otherwise prepayable at our option, at any time and from time to time, with no fixed maturity date stipulated.
Margin: Since January 1, 2025, we have entered into lending agreements for an aggregate amount of 29,380 ether and 2,183 bitcoin at loan fees of between 4% and 4.25% per annum. The purpose of these lending agreements was to transfer all or a portion of such ether and bitcoin to unrelated third parties to satisfy the obligation to post collateral under applicable lending agreements with such unrelated third parties, and otherwise retain the remaining portion as additional margin under the applicable agreements. As of
March 31, 2026, repayment obligations in respect of nil ether and 2,097 bitcoin remained outstanding. $3.3 million and $1.1 million in loan fees have accrued or been paid for the year ended December 31, 2025 and the three months ended March 31, 2026, respectively.
Collateral: Prior to January 1, 2025, we entered into lending agreements for an aggregate amount of 840 bitcoin at loan fees between 4% and 5% per annum. The purpose of these lending agreements was to satisfy collateral obligations under certain indemnity and insurance agreements, with unrelated third parties that were entered into in connection with regulatory requirements for the money transmitter licenses that we hold. As of March 31, 2026, repayment obligations in respect of 623 bitcoin remained outstanding. $3.6 million and $0.5 million in loan fees have accrued or been paid for the year ended December 31, 2025 and the three months ended
March 31, 2026, respectively.
Other: Prior to January 1, 2025, we entered into lending agreements for an aggregate amount of 30,000 ether and 5,000 bitcoin at loan fees of 4% per annum. The purpose of these lending agreements was to meet NYDFS capital reserve requirements and for general corporate purposes. As of March 31, 2026, repayment obligations in respect of nil ether and 971 bitcoin remained outstanding. $11.6 million and $1.7 million in loan fees have accrued or been paid for the year ended December 31, 2025 and the three months ended
March 31, 2026, respectively.
Convertible Debt
All outstanding related-party convertible debt automatically converted into shares of our common stock in connection with our
IPO in September 2025 as set forth below. We presently have no related party convertible debt outstanding.

Convertible Notes:   Prior to January 1, 2025, we issued convertible promissory notes to WCF with an aggregate principal amount of $200 million. The Convertible Notes accrued interest at 8% per annum, payable at the earlier of their maturity date or on the date the notes converted. In connection with our IPO in September 2025, approximately $285 million in principal amount (plus accrued and unpaid interest thereon) in the Convertible Notes outstanding automatically converted into 10.2 million shares of Class B common stock, pursuant to the terms at a price per share equal to $22.40, or 80% of the IPO price of $28.00 per share.
Convertible Term Loans:   Prior to January 1, 2025, we entered into convertible term loan agreements with WCF to make loan requests from time to time of a U.S. dollar denominated aggregate principal amount of up to $475 million to be funded in bitcoin, ether, or such other cryptocurrency at an interest rate of no less than 4% and no greater than 16% per annum. In connection with our
IPO in September 2025, approximately $585 million in principal amount (plus accrued and unpaid interest thereon) in our Convertible
Term Loans outstanding automatically converted into 20.9 million shares of Class B common stock, pursuant to the terms at a price per share equal to $22.40, or 80% of the IPO price of $28.00 per share.
Other
Equipment and Other Services: In 2017, we entered into agreements with Elysian Networks, LLC (“Elysian”) and Winklevoss
Capital Management, LLC (“WCM”), each related parties through common ownership. The purpose of the 2017 Elysian agreement was for equipment leasing, cloud-based servers, data storage, and computer processing services, and a nominee agreement for lease payments was also entered into with Elysian in 2019. For the year ended December 31, 2025, we incurred expenses of approximately
$0.8 million under the Elysian agreements. The purpose of the WCM agreement was for management and consulting services. For the year ended December 31, 2025, we incurred expenses of approximately $1.0 million under this agreement. These agreements were terminated prior to our IPO in 2025 and no further expenses will be incurred and no further payments will be made pursuant to these agreements.
Security Services: In January 2026, we entered into a services agreement with WCM, pursuant to which WCM provides executive protection, secure transportation and risk advisory services for our Chief Executive Officer, President, their family members, and, as appropriate, other individuals designated by Gemini from time to time. The agreement has an initial one-year term and renews automatically unless earlier terminated. Under the agreement, we pay WCM a fixed monthly rate of $400,000, plus reimbursement of certain other expenses. WCM has agreed to waive any fees, costs, or expenses, that exceed $1,000,000 in the aggregate for the first year of this agreement. For the three months ended March 31, 2026, we have incurred expenses of approximately $0.4 million under this agreement.
Indemnification Agreements
Our amended and restated articles of incorporation and amended and restated bylaws provide that we shall indemnify each of our directors and officers to the fullest extent permitted by applicable law. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them with customary indemnification in connection with their service to us or on our behalf.
Registration Rights Agreement
Subject to certain exceptions and limitations, the holders of at least 25% of registrable securities then outstanding can request that we register the offer and sale of their shares on a registration statement on Form S-1 so long as the amount of anticipated aggregated offering proceeds, net of underwriting discounts and commissions and offering expenses, is at least $75 million. If the Company is eligible to use a Form S-3 registration statement, the holders of at least 10% of registrable securities then outstanding can request that we register the offer and sale of their shares on such registration statement so long as the amount of anticipated aggregated offering proceeds, net of underwriting discounts and commissions and offering expenses, is at least $75 million. If we propose to register any of our Class A common stock under the Securities Act, either for our account or for the account of our other security holders, holders will be entitled to certain piggyback registration rights allowing each to include their shares in the registration. We must pay all registration expenses (including certain expenses of counsel for selling holders, but excluding underwriting discounts, selling commissions and transfer taxes) in connection with effecting any demand registration, piggyback registration, or shelf registration, and indemnify the holders against certain liabilities which may arise under the Securities Act.
Directed Share Program
In connection with our IPO in September 2025, and at our request, the underwriters reserved for sale, at the IPO price,  shares of
Class A common stock offered pursuant to our IPO to certain individuals and entities. A family member of our co-founders purchased
178,571 shares at the IPO price in the directed share program for an aggregate purchase price of approximately $5.0 million.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy to you upon written or oral request to Gemini Space Station,
Inc., 600 Third Avenue, 2nd Floor, New York, NY 10016, Attention: Secretary, telephone: (646) 751-4401. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING
Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement
Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2027 must comply with the procedures set forth in Rule 14a-8 under the Exchange Act.
To be eligible for inclusion, your proposal(s) must be received by the Company no later than December 31, 2026. Proposals should be sent to the Secretary of the Company at its principal executive offices, 600 Third Avenue, 2nd Floor, New York, NY 10016. Nothing
in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of stockholders to be held in 2027 any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the annual meeting of stockholders to be held in 2027 outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in the Company’s
Bylaws.  To be timely, such written notice must be received by the Secretary of the Company at its principal executive offices, 600
Third Avenue, 2nd Floor, New York, NY 10016, not earlier than the close of business on February 15, 2027, nor later than the close of business on March 17, 2027.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the requirements of Rule 14a-19 under the
Exchange Act. To the extent any information is required by Rule 14a-19 that is not required under our Bylaws, it must be received by
April 16, 2027.
OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting or any postponement or adjournment thereof, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

# GEMINI

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/GEMI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2026. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94784-P50175 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**GEMINI SPACE STATION, INC.**

**The Board of Directors recommends you vote FOR the following director nominees:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

________________________

**Nominees:**

01) Tyler Winklevoss
02) Cameron Winklevoss
03) Jonathan Durham
04) James Anthony Esposito
05) Maria Filipakis
06) Sachin Chand Jaitly

**The Board of Directors recommends you vote FOR the following proposal:**

**NOTE:** The proxy holders may vote in their discretion upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V94785-P50175

## GEMINI SPACE STATION, INC.
## ANNUAL MEETING OF STOCKHOLDERS
## JUNE 15, 2026 12:00 PM ET
## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Cameron Winklevoss and Danijela Stojanovic, or either of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of GEMINI SPACE STATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM ET on June 15, 2026, virtually at www.virtualshareholdermeeting.com/GEMI2026, or any postponement or adjournment thereof. If any nominee becomes unable to serve for election, the proxy holders may vote the shares for any substitute nominee selected by the Board of Directors.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**